UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Attached is a letter, dated August 12, 2009, to employees of International Game Technology (“IGT”) sent by Patti S. Hart, President and Chief Executive Officer of IGT, describing the proposal to implement the exchange program, if the exchange program is approved by IGT’s shareholders at the special meeting on September 30, 2009.

August 12, 2009

Re:          Stock Option Exchange Program

Dear Employees:

IGT has filed a preliminary proxy statement with the SEC seeking shareholder approval of a stock option exchange program for eligible employees at a special meeting of shareholders on September 30, 2009.  If implemented, this allows us to cancel “underwater” stock options and enables employees holding underwater options to elect to receive a lesser amount of stock options at a lower exercise price.  The members of our board of directors, our executive officers (including our named executive officers), other senior officers designated by our compensation committee, and employees based outside of the United States will not be eligible to participate in the exchange program.  If our shareholders do not approve this proposal, the exchange program will not take place.

Our board is proposing the exchange program in order to, among other things:

•                  strengthen our employee retention as the market begins to recover and maintain the momentum that we have achieved through our strategic long-term initiatives that we believe will maintain our status as a leading provider of innovative gaming products and services; and

•                  restore incentives for employees to remain with IGT by granting to those eligible employees who participate in the exchange program replacement options that vest over a two-year period following the exchange if they remain with IGT.

More information on the proposed exchange program can be found in the preliminary proxy statement.  Due to legal requirements, our executives, management, and human resources staff cannot respond to your individual questions regarding this exchange program, and they cannot advise you as to whether or not you should participate if the program is approved.

We are hopeful that shareholders will review and subsequently approve the proposal.  I plan to communicate with all of you once we know the outcome of the shareholder vote.

Thanks,

Patti

We have not commenced the exchange program discussed above.  IGT will file a Tender Offer Statement on Schedule TO with the SEC containing important information about the exchange program if and when we start the exchange program. Persons who may be eligible to participate should read the Proxy Statement and the Tender Offer Statement on Schedule TO, including the offer to exchange and other related materials, which will be available free of charge from the SEC’s website at www.sec.gov.